EXHIBIT 32.2
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings
Dated: March 7, 2006
          I, Martin M. McDermut, Senior Vice President, Chief Financial Officer and Secretary of Superconductor Technologies Inc, herby certify that, to my knowledge, that:
          1. the accompanying Annual Report on Form 10-K of Superconductor Technologies for the annual period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
          2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

/s/ Martin S. McDermut
Martin S. McDermut
Senior Vice President, Chief Financial Officer and Secretary